Exhibit 99.1

OMNIVISION REPORTS FINANCIAL RESULTS

FOR THE FIRST QUARTER OF FISCAL 2013

SANTA CLARA, Calif., — August 30, 2012 — OmniVision Technologies, Inc. (Nasdaq: OVTI), a leading developer of advanced digital imaging solutions, today reported financial results for the first quarter of fiscal 2013 that ended on July 31, 2012.

Revenues for the first quarter of fiscal 2013 were $258.1 million, as compared to $218.5 million in the fourth quarter of fiscal 2012, and $276.1 million in the first quarter of fiscal 2012. GAAP net income in the first quarter of fiscal 2013 was $2.3 million, or $0.04 per diluted share, as compared to net income of $2.7 million, or $0.05 per diluted share in the fourth quarter of fiscal 2012, and $42.0 million, or $0.68 per diluted share in the first quarter of fiscal 2012. GAAP net income in the first quarter of fiscal 2013 included a benefit from income taxes of $2.5 million.

Non-GAAP net income in the first quarter of fiscal 2013 was $11.6 million, or $0.21 per diluted share. Non-GAAP net income in the fourth quarter of fiscal 2012 was $10.9 million, or $0.20 per diluted share. Non-GAAP net income in the first quarter of fiscal 2012 was $47.2 million, or $0.76 per diluted share. Non-GAAP net income excludes stock-based compensation expenses and the related tax effects. Please refer to the attached schedule for a reconciliation of GAAP net income to non-GAAP net income for the three months ended July 31, 2012, July 31, 2011 and April 30, 2012.

GAAP gross margin for the first quarter of fiscal 2013 was 19.1%, as compared to 22.5% for the fourth quarter of fiscal 2012 and 31.7% for the first quarter of fiscal 2012. The sequential decrease in first quarter gross margin reflected an increase in shipment of advanced products that had high manufacturing costs. We expect this trend to continue into at least the second quarter of fiscal 2013.

The Company ended the period with cash, cash equivalents and short-term investments totaling $236.6 million, a decrease of $94.4 million from the previous quarter. The decrease reflects a continued build-up of inventory to support the forecasted sequential increase in revenues.

“For the third consecutive quarter, we reported revenues that exceeded the high-end of our guidance, and we anticipate another sequential increase in our second-quarter revenues,” said Shaw Hong, chief executive officer of OmniVision Technologies, Inc. “While we are successful in rebuilding revenues momentum, our gross margins remain under pressure as a result of our current cost structure. We continue to take actions that we believe will lead to margin expansion over time.”

Outlook

Based on current trends, the Company expects revenues for the second quarter of fiscal 2013 will be in the range of $355 million to $390 million and GAAP net income per share will be between $0.06 and $0.22 per diluted share. Excluding the estimated expense and related tax effects associated with stock-based compensation, the Company expects its non-GAAP net income per share will be between $0.21 and $0.37 per diluted share. Refer to the table below for a reconciliation of GAAP to non-GAAP net income.

Conference Call

OmniVision Technologies, Inc. will host a conference call today at 5:00 p.m. Eastern time to discuss these results further. This conference call can be accessed via a webcast at www.ovt.com. The call can also be accessed by dialing 866-383-7989 (domestic) or 617-597-5328 (international) and entering passcode 54269243.

A replay of the call will remain available at www.ovt.com for approximately twelve months. A replay of the call will also be available for one week beginning approximately one hour after the conclusion of the call. To access the replay, dial 888-286-8010 (domestic) or 617-801-6888 (international) and enter passcode 16278266.

About OmniVision

OmniVision Technologies, Inc. is a leading developer of advanced digital imaging solutions. Its CameraChip™ and CameraCubeChip™ products using CameraCubeChip™, OmniBSI™, OmniBSI+™, OmniBSI-2™, OmniPixel®, OmniPixel2™, OmniPixel3™ and OmniPixel3-HS™ technologies are highly integrated, single-chip CMOS image sensors for consumer and commercial applications including mobile phones, notebooks, tablets and webcams, entertainment devices, security and surveillance systems, digital still and video cameras, automotive and medical imaging systems. Additional information is available at www.ovt.com.

Safe Harbor Statement

Certain statements in this press release, including statements relating to our expectations regarding revenues and earnings per share for the three months ending October 31, 2012 are forward-looking statements. These forward-looking statements are based on management’s current expectations, and certain factors could cause actual results to differ materially from those in the forward-looking statements. These factors include, without limitation, our ability to maintain and increase sales to current key customers and end-users of our products; fluctuations of wafer manufacturing costs, manufacturing yields, manufacturing capacity and other manufacturing processes and the impact on gross margins; the potential loss or reduction of orders from one or more key customers or distributors; the continued growth and development of current markets and the emergence of new markets in which the Company sells, or may sell, its products; fluctuations in sales mix and average selling prices; our ability to timely complete the product development cycle for new sensors; the Company’s ability to obtain design wins from various image sensor device manufacturers including manufacturers of mobile phones, tablets and other entertainment devices, laptops and personal computers, digital still cameras and automobile manufacturers; competition in current and emerging markets for image sensor products, including pricing pressures that could result from competition; the impact of general economic conditions on orders from the end-user customers of our products; the Company’s ability to accurately forecast customer demand for its products; the market acceptance of products into which the Company’s products are designed; the development, production, introduction and marketing of new products and technology; the acceptance of the Company’s products in such current and new markets; the Company’s strategic investments and relationships, and other risks detailed from time to time in the Company’s Securities and Exchange Commission filings and reports, including, but not limited to, the Company’s most recent Annual Report on Form 10-K and recent Quarterly Reports on Form 10-Q. The Company expressly disclaims any obligation to update information contained in any forward-looking statement.

Use of Non-GAAP Financial Information

To supplement the reader’s overall understanding of both its reported results presented in accordance with U.S. generally accepted accounting principles (“GAAP”) and its outlook, the Company also presents non-GAAP measures of net income and net income per share which are adjusted from results based on GAAP. In particular, the Company excludes stock-based compensation expenses and related tax effects. The non-GAAP financial measures which the Company discloses also exclude the effects of stock-based compensation on the number of basic and diluted common shares used in calculating non-GAAP basic and diluted net income per share. The Company provides these non-GAAP financial measures to enhance an investor’s overall understanding of its current financial performance and to assess its prospects for the future. These non-GAAP financial measures reflect an additional way of viewing aspects of the Company’s operations that, when viewed with its GAAP results and the accompanying reconciliations to the corresponding GAAP financial measures, provide a more complete understanding of factors and trends affecting the Company’s business. The economic basis for the Company’s decision to use non-GAAP financial measures is that the adjustments to net income did not reflect the on-going relative strength of the Company’s performance. The Company’s objective is to minimize any confusion in the financial markets by providing non-GAAP net income and non-GAAP net income per share measurements and disclosing the related components. These non-GAAP financial measures should be considered as a supplement to, and not as a substitute for, or superior to, the financial measures prepared in accordance with GAAP.

The Company uses non-GAAP financial measures for internal management purposes to conduct and evaluate its business, when publicly providing its business outlook and to facilitate period-to-period comparisons. The Company views non-GAAP net income per share as a primary indicator of the profitability of its underlying business. In addition, because stock-based compensation is a non-cash expense and is offset in full by a credit to paid-in capital, it has no effect on total stockholders’ equity. As the calculation of non-GAAP financial measures differs between companies, the non-GAAP financial measures used by the Company may not be comparable to similarly titled measures used by other companies. Other than stock-based compensation and related tax effects, these differences may cause the Company’s non-GAAP measures to not be directly comparable to other companies’ non-GAAP measures. Although these non-GAAP financial measures adjust cost, expenses and basic and diluted share items to exclude the accounting treatment of stock-based compensation, they should not be viewed as a non-GAAP presentation reflecting the elimination of the underlying stock-based compensation programs. Thus, the Company’s non-GAAP presentations are not intended to present, and should not be used, as a basis for assessing what its operating results might be if it were to eliminate its stock-based compensation programs. The Company compensates for these limitations by providing full disclosure of the net income and net income per share on a basis prepared in accordance with GAAP to enable investors to consider net income and net income per share determined under GAAP as well as on an adjusted basis, and perform their own analysis, as appropriate. As a result of the foregoing limitations, the Company does not use, nor does the Company intend to use, the non-GAAP financial measures when assessing the Company’s performance against that of other companies.

Estimating stock-based compensation expense and the related tax effects for a future period is subject to inherent risks and uncertainties, including but not limited to the price of the Company’s stock, stock market volatility, expected option life, risk-free interest rates, and the number of option exercises and sales during the quarter.

OMNIVISION TECHNOLOGIES, INC.

RECONCILIATION OF GUIDANCE FOR GAAP NET INCOME PER DILUTED SHARE

TO PROJECTED NON-GAAP NET INCOME PER DILUTED SHARE

(unaudited)

	Three Months Ending October 31, 2012
	GAAP Range of Estimates				Non-GAAP Range of Estimates
	From	To	Adjustment		From	To
Net income per share	$0.06	$0.22	$0.15	(1)	$0.21	$0.37

(1)         Reflects estimated adjustment for expense and related tax effects associated with stock-based compensation.

OMNIVISION TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except per share amounts)

(unaudited)

	July 31,	April 30,
	2012	2012
ASSETS
Current assets:
Cash and cash equivalents	$191,786	$290,492
Short-term investments	44,779	40,515
Accounts receivable, net of allowances for doubtful accounts and sales returns	142,687	107,793
Inventories	403,201	291,340
Prepaid and deferred income taxes	2,075	4,083
Prepaid expenses and other current assets	22,554	8,542
Total current assets	807,082	742,765
Property, plant and equipment, net	151,905	144,792
Long-term investments	119,198	128,940
Goodwill	10,227	10,227
Intangibles, net	65,823	69,028
Other long-term assets	19,138	7,205
Total assets	$1,173,373	$1,102,957
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$222,185	$159,860
Accrued expenses and other current liabilities	36,192	35,416
Income tax payable	—	987
Deferred revenues, less cost of revenues	10,053	10,115
Current portion of long-term debt	2,383	3,146
Total current liabilities	270,813	209,524
Long-term liabilities:
Long-term income taxes payable	84,310	88,159
Non-current portion of long-term debt	39,071	39,337
Other long-term liabilities	5,157	5,058
Total long-term liabilities	128,538	132,554
Total liabilities	399,351	342,078

Stockholders’ equity:
Common stock, $0.001 par value; 100,000 shares authorized; 74,098 shares issued and 53,499 outstanding at July 31, 2012 and 72,964 shares issued and 52,365 outstanding at April 30, 2012, respectively	74	73
Additional paid-in capital	587,736	575,935
Accumulated other comprehensive income	1,984	2,970
Treasury stock, 20,599 at July 31, 2012 and April 30, 2012, respectively	(278,683)	(278,683)
Retained earnings	462,911	460,584
Total stockholders’ equity	774,022	760,879
Total liabilities and stockholders’ equity	$1,173,373	$1,102,957

OMNIVISION TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended
	July 31,
	2012	2011
Revenues	$258,064	$276,071
Cost of revenues	208,849	188,678
Gross profit	49,215	87,393

Operating expenses:
Research, development and related	28,848	28,345
Selling, general and administrative	18,728	16,103
Amortization of acquired patent portfolio	2,321	2,321
Total operating expenses	49,897	46,769

Income (loss) from operations	(682)	40,624
Equity in earnings of investees, net	1,140	1,017
Interest expense, net	(758)	(222)
Other income (expense), net	94	(250)
Income (loss) before income taxes	(206)	41,169

Benefit from income taxes	(2,533)	(803)
Net income	$2,327	$41,972

Net income per share:
Basic	$0.04	$0.72
Diluted	$0.04	$0.68

Shares used in computing net income per share:
Basic	52,830	58,650
Diluted	52,865	61,409

OMNIVISION TECHNOLOGIES, INC.

RECONCILIATION OF GAAP NET INCOME TO NON-GAAP NET INCOME

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended		Three Months Ended
	July 31,		April 30,
	2012	2011	2012
GAAP net income	$2,327	$41,972	$2,681
Add:
Stock-based compensation in cost of revenues	1,060	464	930
Stock-based compensation in research, development and related expenses	4,752	2,604	3,891
Stock-based compensation in selling, general and administrative expenses	3,716	2,217	3,154
(Increase) decrease in provision for income taxes without the effect of stock-based compensation	(294)	(70)	210
Non-GAAP net income	$11,561	$47,187	$10,866

GAAP provision for (benefit from) income taxes	$(2,533)	$(803)	$1,000
(Increase) decrease in provision for income taxes without the effect of stock-based compensation	(294)	(70)	210
Non-GAAP provision for (benefit from) income taxes	$(2,239)	$(733)	$790

Non-GAAP net income per share:
Basic	$0.22	$0.80	$0.21
Diluted	$0.21	$0.76	$0.20

Shares used in computing non-GAAP net income per share:
Basic	52,830	58,650	52,334
Diluted	55,186	62,332	54,751

Contact Information

Investor Relations:

Mary McGowan

Blackburn Communications

408.653.3263

invest@ovt.com